Exhibit 3.1.5

CERTIFICATE OF INCORPORATION

OF

ARROW INTERVENTIONAL, INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of Delaware, does hereby certify:

FIRST: The name of the Corporation is Arrow Interventional, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, the City of Dover, County of Kent, zip code 19901, and the name of its registered agent at the address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares, which shall be one class, shall be designated Common Stock, and each share shall have a par value of One Cent ($.01) per share.

FIFTH: The name of the incorporator is Bruce E. Rosenthal, and his mailing address is c/o Nixon, Hargrave, Devans & Doyle, 30 Rockefeller Plaza, New York, New York 10112.

SIXTH: The business and affairs of the Corporation shall be managed by the Board of Directors, and election of directors need not be by written ballot unless and to the extant the By-Laws of the Corporation so provide.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders, directors, and officers by or pursuant to this Certificate of incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 24th day of March, 1994.

/s/ Bruce E. Rosenthal
Bruce E. Rosenthal, Incorporator
c/o	Nixon, Hargrave, Devans & Doyle
30 Rockefeller Plaza
New York, New York 10112

AGREEMENT OF MERGER

OF

KONTRON INSTRUMENTS, INCORPORATED

(a California corporation)

AND

ARROW INTERVENTIONAL, INC.

(a Delaware corporation)

AGREEMENT OF MERGER entered into on February 27, 1995 by Kontron Instruments, Incorporated, a business corporation of the State of California, and approved by resolutions adopted by its Board of Directors and stockholders on said date, and entered into on February 27, 1995 by Arrow Interventional, Inc., a business corporation of the State of Delaware, and approved by resolutions adopted by its Board of Directors and stockholders on said date.

WHEREAS Kontron Instruments, Incorporated is a business corporation of the State California with its registered office therein located at 44 Montgomery Street, Suite 3100, City of San Francisco, County of San Francisco; and

WHEREAS Kontron Instruments, Incorporated has an authorized capital stock consisting of 1,000,000 shares of common stock, $1.00 par value per share, of which 100,000 shares have been duly issued and are outstanding; and

WHEREAS Arrow Interventional, Inc. is a business corporation of the State of Delaware with its registered office therein located at 32 Loockerman Square, Suite L-100, City of Dover, County of Kent; and

WHEREAS Arrow Interventional, Inc. has an authorized capital stock consisting of 3,000 shares of common stock, $.01 par value per share, of which 100 shares have been duly issued and are outstanding; and

WHEREAS the General Corporation Law of the State of California permits a merger of a business corporation of the State of California of with and into a business corporation of another jurisdiction; and

WHEREAS the General Corporation Law of the State of Delaware permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Delaware; and

WHEREAS Kontron Instruments, Incorporated and Arrow Interventional, Inc. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge Kontron Instruments, Incorporated with and into Arrow Interventional, Inc. pursuant to the provisions of the General Corporation Law of the State of California and pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Kontron Instruments, Incorporated and approved by resolutions adopted by its Board of Directors and stockholders and being thereunto duly entered into by Arrow Interventional, Inc. and approved by resolutions adopted by its Board of

Directors and stockholders, the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

1. Kontron Instruments, Incorporated and Arrow Interventional, Inc. shall, pursuant to the provisions of the General Corporation Law of the State of California and the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Arrow Interventional, Inc., which shall be the surviving corporation from and after the effective date of the merger, and which is sometimes hereinafter referred to as the “surviving corporation,” and which shall continue to exist as said surviving corporation under its present name, Arrow Interventional, Inc., pursuant to the provisions of the General Corporation Law of the State of Delaware. The separate existence of Kontron Instruments, Incorporated, which is sometimes hereinafter referred to as the “terminating corporation,” shall cease at said effective date in accordance with the provisions of the General Corporation Law of the State of California.

2. Annexed hereto and made a part hereof is a copy of the Certificate of Incorporation of the surviving corporation as the same shall be in force and effect at the effective date of the merger in the State of Delaware herein provided for; and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the General Corporation Law of the State of Delaware.

3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

4. The directors and officers in office of the surviving corporation at the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

5. Each issued and outstanding share of the terminating corporation shall, at the effective date of the merger, be surrendered and cancelled, and no shares of the surviving corporation or other consideration shall be issued or delivered in respect thereof. The issued and outstanding shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued and outstanding as of the effective date of the merger shall continue to represent one issued and outstanding share of the surviving corporation.

6. At and after the effective date of the merger, the surviving corporation shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of the parties hereto; all debts due to the terminating corporation or whatever account shall be vested in the surviving corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the parties hereto shall be as effectively the property of the surviving corporation as they were of the respective parties hereto; all rights of creditors and all liens upon any property of either of the parties hereto shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective date of the merger; and all debts, liabilities and duties of the respective parties hereto shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

7. In the event that this Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of California and upon behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of California and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of California and the State of Delaware and elsewhere to effectuate the merger herein provided for.

8. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

9. The effective date of this Agreement of Merger, and the time at which the merger herein agreed upon shall become effective in the State of Delaware, shall be April 1, 1995 at 12:01 a.m.

10. Notwithstanding the full approval and adoption of this Agreement of Merger, this Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Delaware or at any time prior to the filing of any requisite merger documents with the Secretary of State of the State of California in the event that the Board of Directors of either of Kontron Instruments, Incorporated or Arrow International, Inc. elects not to proceed with the merger.

IN WITNESS WHEREOF, this Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: February 27, 1995.

ARROW INTERVENTIONAL, INC.

	By:	/s/ John H. Broadbent, Jr.
John H. Broadbent, Jr.
Vice President – Finance and Treasurer

Attest:

/s/ T. Jerome Holleran
T. Jerome Holleran
Its Secretary

KONTRON INSTRUMENTS, INCORPORATED

	By:	John H. Broadbent, Jr.
John H. Broadbent, Jr.
Vice President – Finance and Treasurer

Attest:

/s/ T. Jerome Holleran
T. Jerome Holleran
Its Secretary

CERTIFICATE OF INCORPORATION

OF

ARROW INTERVENTIONAL, INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of Delaware, does hereby certify:

FIRST: The name of the Corporation is Arrow Interventional, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, the City of Dover, County of Kent, zip code 19901, and the name of its registered agent at the address is The Prentice-Hall Corporation System, Inc.

THIRD: The nature of the business or purpose to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Three Thousand (3,000) shares, which shall be one class, shall be designated Common Stock, and each share shall have a par value of One Cent ($.01) per share.

FIFTH: The name of the incorporator is Bruce E. Rosenthal, and his mailing address is c/o Nixon, Hargrave, Devans & Doyle, 30 Rockefellar Plaza, New York, New York 10112.

SIXTH: The business and affairs of the Corporation shall be managed by the Board of Directors, and election of directors need not be by written ballot unless and to the extent the By-Laws of the Corporation so provide.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal from time to time the By-Laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation.

EIGHTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transection from which the director derived an improper personal benefit.

NINTH: The Corporation reserves the right at any time and from time to time to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or as hereafter prescribed by law, and all rights, preferences, and privileges conferred upon stockholders, directors, and officers by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are subject to the rights reserved in this Article.

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 24th day of March, 1994.

/s/ Bruce E. Rosenthal
Bruce E. Rosenthal, Incorporator
c/o	Nixon, Hargrave Devans & Doyle
30 Rockefeller Plaza
New York, New York 10112